FOR IMMEDIATE RELEASE

INHIBITEX REGAINS COMPLIANCE WITH
NASDAQ LISTING REQUIREMENTS

ATLANTA, GA – February 5, 2010 (Nasdaq: INHX) — Inhibitex, Inc. (the “Company”), a biopharmaceutical company focused on developing products to treat serious infectious diseases, announced today that it has received notice from The NASDAQ Stock Market (“Nasdaq”) stating that, as the bid price of the Company’s common stock has closed at or above $1.00 per share for 10 consecutive business days, the Company has regained compliance with Nasdaq’s Listing Rule 5550(a)(2) and its delisting matter has been closed. Accordingly, the Company is currently in full compliance with all listing requirements of the Nasdaq Capital Market.

For additional information about the Company, please visit www.inhibitex.com.
Contact:
Russell H. Plumb Chief Executive Officer (678) 746-1136 rplumb@inhibitex.com	Lee Stern The Trout Group (646) 378-2922 lstern@troutgroup.com

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